STEWARDSHIP FINANCIAL CORPORATION
                                630 GODWIN AVENUE
                       MIDLAND PARK, NEW JERSEY 07432-1405

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, MAY 7, 2002

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Stewardship Financial Corporation (the "Corporation") will be held at the main office of the Corporation, 630 Godwin Avenue, Midland Park, New Jersey, on May 7, 2002, at 7:00 P.M. to vote on the following proposals:

     1. To elect the four (4) Directors as named in the attached Proxy for three-year terms.

     2. To consider and vote upon an amendment to the Corporation's Certificate of Incorporation to authorize 2,500,000 shares of a new class of "blank check" preferred stock.

     3. To consider and vote upon an amendment to the Corporation's 1995 Stock Option Plan to permit options to be granted thereunder to all full time employees of the Corporation.

     4. To transact such other business as may properly come before the meeting.


     Shareholders of record at the close of business on March 29, 2002, are entitled to notice of and to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is requested that the enclosed proxy be executed and returned to our transfer agent, Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016, in the envelope provided.

                                By Order of the Board of Directors

                                ROBERT J. TURNER
                                ----------------------------------
                                Corporate Secretary

April 8, 2002

                        STEWARDSHIP FINANCIAL CORPORATION
                                630 GODWIN AVENUE
                       MIDLAND PARK, NEW JERSEY 07432-1405

                         ------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 7, 2002

                         ------------------------------


SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement is being furnished to shareholders of Stewardship Financial Corporation (the "Corporation") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders and at any adjournment of the meeting. You are cordially invited to attend the annual meeting, which will be held at the Corporation's main office at 630 Godwin Avenue, Midland Park, New Jersey, on Tuesday, May 7, 2002. The 2001 Annual Report to shareholders, including consolidated financial statements for the fiscal year ended December 31, 2001, and a proxy card accompany this Proxy Statement, which is first being mailed to shareholders on or about April 8, 2002.

     Regardless of the number of shares of common stock owned, it is important that you vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage paid envelope. Shareholders are urged to indicate their vote in the space provided on the proxy card. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the direction given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of each of the nominees for directors named in the Proxy Statement; "FOR" the amendment to the Corporation's Certificate of Incorporation to authorize 2,500,000 shares of a new class of "blank check" preferred stock; and "FOR" the amendment to the Corporation's 1995 Stock Option Plan to permit options to be granted thereunder to all full-time employees of the Corporation. Should any other matters be properly presented at the annual meeting for consideration, such as consideration of a motion to adjourn the meeting to another time, the persons named as proxies will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

     Other than the matter set forth in the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that may be presented for consideration at the Annual Meeting.

         A proxy may be revoked at any time prior to its exercise by sending a written notice of revocation to Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016. A proxy filed prior to the Annual Meeting may be revoked by delivering to the Corporation a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting.

     The cost of solicitation of proxies on behalf of the Board of Directors will be borne by the Corporation. Proxies may be solicited personally or by mail or telephone by directors, officers and other associates of the Corporation without additional compensation therefore. The Corporation will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock, no par value, of the Corporation ("Common Stock") with each share entitling its owner to one vote on the matters to be voted on at the Annual Meeting, except as described below. There is no cumulative voting for the election of directors.

     The close of business on March 29, 2002, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 1,841,745 shares.

     The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event that there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD AUTHORITY" to vote for one or more of the nominees being proposed. Under New Jersey law and the Corporation's bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.


                      PROPOSAL #1 -- ELECTION OF DIRECTORS

                              DIRECTOR INFORMATION

     The Corporation's Certificate of Incorporation and its bylaws authorize a minimum of 5 and a maximum of 25 directors, but leave the exact number to be fixed by resolution of the Board of Directors. The Board of Directors has fixed the current number of directors at 10.

     Directors elected at this annual meeting will be elected to serve for a term of 3 years through April, 2005, and until their successors are duly elected and qualified. The Board of Directors has been divided into 3 classes and directors are elected to serve in terms of 3 years.

     If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board of Directors. The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

     The Board of Directors recommends that you vote FOR the election of the nominees named in this proxy statement.

INFORMATION WITH RESPECT TO THE NOMINEES

     The following table sets forth the names of the nominees for election for a term ending 2005, their ages, a brief description of their business experience over the last five (5) years, including present occupations, the year in which each became a director of the Corporation or the Atlantic Stewardship Bank ("Bank") and the expiration of their current term. No nominee is a director of another corporation registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  NAME, AGE AND                PRINCIPAL OCCUPATIONS DURING                       DIRECTOR              EXPIRATION
             POSITION WITH CORPORATION               PAST FIVE YEARS                               SINCE(1)               OF TERM
            -------------------------         -----------------------------                       ---------             -----------
William C. Hanse, 67....................  Partner, Hanse & Hanse                                     1985                  2002
Director                                  (attorney at law)

Margo Lane, 51..........................  Corporate Communications Manager, Garden State             1994                  2002
Director                                  Paper Company LLC; and Corporate Secretary, Lane
                                          Electric, Inc. (manufacture newsprint;
                                          electrical)

Arie Leegwater, 68......................  Proprietor, Arie Leegwater Associates                      1985                  2002
Director and                              (contractor)
Chairman of the Board

John L. Steen, 64.......................  President, Steen Sales, Inc.;                              1985                  2002
Director and                              President, Dutch Valley Throwing Co. (textiles)
Vice Chairman of the Board

----------

(1) Includes prior service on the Board of Directors of the Bank, prior to the formation of the Corporation in 1997.

INFORMATION WITH RESPECT TO THE REMAINING DIRECTORS.

     The following table sets forth the names of the remaining directors, their ages, a brief description of their recent business experience, including present occupations, and the year in which each became a director of the Corporation or the Bank and the expiration of their current terms. No nominee is a director of another corporation registered pursuant to Section 12 of the Securities Exchange Act of 1934.

         NAME, AGE AND                PRINCIPAL OCCUPATIONS DURING                            DIRECTOR              EXPIRATION
   POSITION WITH CORPORATION                 PAST FIVE YEARS                                  SINCE(2)               OF TERM
   -------------------------          -----------------------------                           --------              ----------
William Almroth, 71...............   Retired; formerly Senior Vice President, Sony               1993                   2004
Director                             Music Corporation

Harold Dyer, 74...................   Retired, formerly President,                                1985                   2004
Director                             White Laundry, Inc.

Abe Van Wingerden, 65.............   President, Abe Van Wingerden Co., Inc. T/A Van              2001                   2004
Director                             Wingerden Farms

Robert J. Turner, 61..............   President, The Turner Group                                 1985                   2003
Director                             (insurance)

William J. Vander Eems, 52........   President, William Van Der Eems, Inc.                       1991                   2003
Director                             (contractor)

Paul Van Ostenbridge 49...........   President and                                               1985                   2003
Director                             Chief Executive Officer,
                                     Stewardship Financial
                                     Corporation and
                                     Atlantic Stewardship Bank

----------

(2) Includes prior service on the Board of Directors of the Bank, prior to the formation of the Corporation in 1997.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors of the Corporation held 13 meetings during 2001. The Board of Directors holds regularly scheduled meetings each month and special meetings as circumstances require. All of the Directors of the Corporation attended at least 75% of the total number of Board and committee meetings held during 2001. Each Corporation Director is also a Bank Director.

     REPORT OF THE AUDIT COMMITTEE

     The Corporation and the Bank have a standing Audit Committee of the Board of Directors. The Audit Committee met 5 times during 2001. In 2001, the Audit Committee consisted of Directors Dyer (Chairman), Almroth, Leegwater, Steen and Turner. The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The audit functions of the Audit Committee are to: (i) monitor the integrity of the Corporation's financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Corporation's independent external audit and internal audit functions; (iii) provide avenue of communication among the independent auditor, management, internal auditors, and the Board of Directors; and (iv) encourage the adherence to, and continuous improvement of, the Corporation's policies, procedures, and practices at all levels. The Audit Committee also reviews and evaluates the recommendations of the independent certified public accountant, receives all reports of examination of the Corporation and the Bank by appropriate regulatory agencies, analyzes such regulatory reports, and reports to the Board of Directors the results of its analysis of the regulatory reports. In addition, the Audit Committee receives reports directly from the Corporation's internal auditors and recommends any action to be taken in connection therewith.

     We meet with management periodically to consider the adequacy of the Corporation's internal controls and the objectives of its financial reporting. We discuss the matters with the independent auditors, internal auditors, and appropriate Corporation financial personnel.

     We regularly meet with both the independent auditors and the internal auditors each of whom has unrestricted access to the committee.

     We also recommend to the Board of Directors the appointment of the independent auditors and review periodically their performance and independence from management.

     The Directors who serve on the committee are all "independent" for the purposes of Rule 4200(a)(15) of the NASD's listing standards. That is, the Board of Directors has determined that none of us has a relationship with Stewardship Financial Corporation and the Bank that may interfere with our independence from Stewardship Financial Corporation and its management.

     The Board has adopted a written charter setting out the audit related functions the committee is to perform.

     Management has primary responsibility for the Corporation's financial statements and the overall reporting process, including the Corporation's system of internal controls.

     The independent auditors audit the financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations, and cash flows of the Corporation in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Corporation's audited financial statements and met with both management and KPMG, LLP the Corporation's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles.

     We have received from and discussed with KPMG, LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). We discussed with KPMG, LLP such firm's independence. We also discussed with KPMG, LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommended to the Board of Directors that the Corporation's audited financial statements be included in the Corporation's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

                               Submitted by:
                               Harold Dyer, Chairman
                               William Almroth
                               Arie Leegwater
                               John L. Steen
                               Robert J. Turner
                               Audit Committee Stewardship Financial Corporation

     NOMINATING COMMITTEE The Corporation also maintains a Nominating Committee. The Nominating Committee makes nominations for candidates to serve on the Corporation's Board of Directors. In 2001, the Nominating Committee consisted of Directors Dyer (Chairman) and Van Wingerden. The Nominating Committee met twice during 2001.

     PERSONNEL COMMITTEE The Bank maintains a Personnel Committee, which sets the compensation for the executive officers of the Corporation and the Bank. In 2001, the Personnel Committee consisted of Directors Almroth (Chairman), Lane, Leegwater, Turner and Van Ostenbridge. The Personnel Committee met 4 times during 2001.

     STOCK COMPENSATION COMMITTEE The Corporation maintains a Stock Compensation Committee, which recommends the issuance of stock options in accordance with the 1995 Employee Stock Option Plan and stock bonuses in accordance with the Stock Bonus Plan. During 2001 the Stock Compensation Committee consisted of Directors Almroth (Chairman), Lane and Vander Eems. The Stock Compensation Committee met once during 2001.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information concerning the beneficial ownership of the Common Stock as of February 28, 2002, by (i) each person who is known by the Corporation to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Corporation, (iii) each executive officer of the Corporation as described in this Proxy Statement under the caption "Executive Compensation" and (iv) all directors and executive officers of the Corporation as a group. Other than as set forth in this table, the Corporation is not aware of any individual or group, which holds in excess of five percent (5%) of the outstanding common stock.

                                              NUMBER OF SHARES          PERCENT
      NAME OF BENEFICIAL OWNER              BENEFICIALLY OWNED(1)(3)   OF CLASS
      ------------------------              ------------------------   --------

William Almroth ..........................         98,815 (2)            5.24

Harold Dyer ..............................         24,551 (3)            1.30

William C. Hanse .........................         44,310 (4)            2.35

Margo Lane ...............................         16,657 (5)               *

Arie Leegwater ...........................         24,995 (6)            1.33

John L. Steen ............................         46,074                2.44

Robert J. Turner .........................         47,290 (7)            2.52

William J. Vander Eems ...................         70,871 (8)            3.76

Paul Van Ostenbridge .....................         21,983 (9)            1.17

Abe Van Wingerden ........................         73,467 (10)           3.90

Julie E. Holland .........................          4,322 (11)              *

M. Bernard Joustra .......................          6,044 (12)              *
                                                    -----                ----

Directors and Executive  Officers
  of the Corporation and Bank as a group
  (12 persons) ...........................        479,379               24.01

     NOTES:

     * Indicates less than 1% of the outstanding shares of the Corporation's Common Stock.

----------

(3) Per share data and share number data stated within this Proxy Statement have been restated to reflect previous stock splits and dividends.

(1) Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares (i) owned by a spouse, minor children or by relatives sharing the same home, (ii) owned by entities owned or controlled by the named person and (iii) that the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the Dividend Reinvestment Plan.

(2) Includes 59,212 shares held by Mr. Almroth's spouse in her own name. Mr. Almroth disclaims beneficial ownership of the interest held by his spouse.

(3) Includes 3,729 shares purchasable pursuant to stock options exerciseable within 60 days of February 28, 2002.

(4) Includes 18,378 shares held jointly by Mr. Hanse and his spouse, and 4,091 shares held by Mr. Hanse's spouse in her own name. Mr. Hanse disclaims beneficial ownership of the interest held by his spouse.

(5) Includes 4,167 shares held jointly by Mrs. Lane and her spouse, 286 shares held by Mrs. Lane's spouse as custodian for their minor children, and 7,457 shares purchasable pursuant to stock options exerciseable within 60 days of February 28, 2002. Mrs. Lane disclaims beneficial ownership of the interest held by her spouse.

(6) Includes 6,137 shares held jointly by Mr. Leegwater and his spouse, 8,176 shares held by trusts of which Mr. Leegwater is the trustee. Mr. Leegwater disclaims beneficial ownership of the interest owned by his spouse.

(7) Includes 9,315 shares held jointly by Mr. Turner and his spouse, 1,208 shares held by Mr. Turner's spouse in her own name, and 7,457 shares purchasable pursuant to stock options exerciseable within 60 days of February 28, 2002. Mr. Turner disclaims beneficial ownership of the interest held by his spouse.

(8) Includes 17,092 shares held by Mr. Vander Eems' spouse in her own name, and 5,272 shares held by Mr. Vander Eems as custodian for his children. Mr. Vander Eems disclaims beneficial ownership of the interest held by his spouse.

(9) Includes 15,260 shares purchasable pursuant to stock options exerciseable within 60 days of February 28, 2002, but not the 5,438 shares potentially available in the future by exercise of his stock options not exerciseable within 60 days of February 28, 2002.

(10) Includes 65,095 shares held by Mr. Van Wingerden and his spouse, and 4,882 shares purchasable pursuant to stock options exerciseable within 60 days of February 28, 2002. Mr. Van Wingerden disclaims beneficial ownership of the interest held by his spouse.

(11) Includes 4,069 shares purchasable pursuant to stock options exerciseable within 60 days of February 28, 2002, but not the 1,451 shares potentially available in the future by exercise of options not exercisable within 60 days of February 28, 2002.

(12) Includes 1,875 shares held jointly with Mr. Joustra and his spouse, and 4,179 shares purchasable pursuant to stock options exerciseable within 60 days of February 28, 2002, but not the 1,451 shares potentially available in the future by exercise of his stock options not exercisable within 60 days of February 28, 2002. Mr. Joustra disclaims beneficial ownership of the interest held by his spouse.

DIRECTOR'S COMPENSATION

     DIRECTORS' FEES. Directors of the Corporation and the Bank, other than full-time associates of the Corporation and the Bank, receive fees of $875 per Board meeting attended, with the exception of the Chairman of the Board of Directors who receives $1,675 per meeting attended. Directors of the Corporation and the Bank, other than full time associates of the Corporation and the Bank, also receive a fee of $175 per committee meeting attended.

     STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

     The Corporation maintains the Stewardship Financial Corporation 1995 Stock Option Plan for Non-Employee Directors (the "Non-Employee Plan"). Under the Non-Employee Plan, 82,047 shares of Common Stock were reserved for issuance. Non-Employee Directors of the Corporation, the Bank and any other subsidiaries that the Corporation may acquire or incorporate will participate in the Non-Employee Plan. Each participant in the Non-Employee Plan will automatically receive an option to purchase 7,457 shares of Common Stock effective as of the date such participant commences his/her service on the Board of Directors. No options may be exercised more than ten years after the date of its grant. The purchase price of the shares of Common Stock subject to options under the Non-Employee Plan will be 95 percent of the fair market value on the date such option is granted. This plan expires August, 2002. 74,571 stock options were granted August, 1997, and 7,457 stock options were granted January, 2001.

     The Corporation maintains the Stewardship Financial Corporation 2001 Stock Option Plan for Non-Employee Directors (the "2001 Stock Option Plan"). Under the 2001 Stock Option Plan, 63,000 shares of Common Stock have been reserved for issuance. Of this total, 5,250 options were issued to each Non-Employee Director on May 8, 2001. Options are exercisable 20 percent each year for five years beginning May 8, 2002. Individuals who become Non-Employee Directors on or after May 8, 2001, will be granted options in accordance with the table as set forth in the 2001 Stock Option Plan. No options may be exercised more than ten years after the date of its grant. The purchase price of the shares of Common Stock subject to options under the 2001 Stock Option Plan is 100 percent of the fair market value on the date such option is granted. This plan expires May, 2011.


                       COMPENSATION OF EXECUTIVE OFFICERS

PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Bank maintains a Personnel Committee that oversees executive compensation issues. The compensation payable to the Bank's executive officers is determined by the Board of Directors of the Bank upon recommendation of the Personnel Committee, without the participation of Mr. Van Ostenbridge on any compensation matter related directly to him.

     This report on executive compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     EXECUTIVE COMPENSATION POLICY The Bank's policy is to compensate its executives fairly and adequately for the responsibility assumed by them for the success and direction of the Corporation and the Bank, the effort expended in discharging that responsibility and the results achieved directly or indirectly from each executive's performance. "Fair and adequate compensation" is established after careful review of (i) the Corporation's and the Bank's earnings; (ii) the Corporation's and the Bank's performance as compared to other companies of similar size and market area; and (iii) comparison of what the market demands for compensation of similarly situated and experienced executives.

     Total compensation takes into consideration a mix of base salary, bonus, perquisites and stock options. The particular mix is established in order to competitively attract competent professionals, retain those professionals and reward extraordinary achievement.

     The Board of Directors also considers net income for the year and earnings per share of the Corporation and the Bank before finalizing officer increases for the coming year.

     Based upon its current levels of compensation, both the Corporation and the Bank are not affected by the provisions of the Internal Revenue Code, which limit the deductibility to a corporation of compensation in excess of $1,000,000 paid to any of its top five executives. Thus, the Corporation and the Bank do not have a policy regarding that subject.

     BASE SALARY The Board of Directors of the Corporation and the Bank bear the responsibility for establishing base salary. Salary is minimum compensation for any particular position and is not tied to any performance formula or standard. However, poor performance may result in termination. Acceptable performance is expected of all executive officers as a minimum standard.

     To establish salary, the following criteria are used: (i) position description; (ii) director responsibility assumed; (iii) comparative studies of peer group compensation and special weight is given to local factors as opposed to national averages; (iv) earnings performance of the Bank resulting in availability of funds and (v) competitive level of salary to be maintained to attract and retain qualified and experienced executives.

     STOCK OPTIONS Recommendations for stock option awards are made by the Personnel Committee to the Stock Compensation Committee, which then makes recommendations to the entire Board of Directors for final action. The Personnel Committee meets to evaluate meritorious performance of all officers and employees for consideration to receive stock options.

     The Personnel Committee makes awards based upon the following criteria: (i) position of the officer or associate in the Bank; (ii) the benefit that the Bank has derived as a result of the efforts of the award candidate under consideration and (iii) the Bank's desire to encourage long term employment of the award candidate.

     Perquisites, such as Corporation and Bank automobiles and their related expenses, auxiliary insurance benefits and other perquisites which the Board of Directors of the Bank may approve from time to time are determined and awarded pursuant to evaluation under the same criteria used to establish base salary.

     CEO COMPENSATION Paul Van Ostenbridge is President and Chief Executive Officer of the Corporation and the Bank, and has been President and Chief Executive Officer of the Bank since its inception. The Corporation and the Bank have continued to make progress toward all of their goals during Mr. Van Ostenbridge's tenure as President and Chief Executive Officer. The total compensation to Mr. Van Ostenbridge in 2001 is an increase of 4.12% over his total 2000 compensation. It is the opinion of the Board of Directors of the Corporation and the Bank that this increase represents an appropriate amount in view of Mr. Van Ostenbridge's level of personal performance in 2001, the results achieved by the Corporation and the Bank, and the compensation received by other executives in the banking industry. The Board of Directors of the Corporation and the Bank believe that the total compensation for Mr. Van Ostenbridge represents fair compensation in view of the 2001 performance of the Corporation and the Bank, as well as peer group comparisons.

     VICE PRESIDENT AND SENIOR COMMERCIAL LOAN MANAGER COMPENSATION M. Bernard Joustra is Vice President and Senior Commercial Loan Manager of the Bank, and has been since November, 1991. The Bank has continued to make progress toward all of its goals during Mr. Joustra's tenure as Vice President and Senior Commercial Loan Manager. The total compensation to Mr. Joustra in 2001 is an increase of 3.10% over his total 2000 compensation. It is the opinion of the Board of Directors of the Corporation and the Bank that this increase represents an appropriate amount in view of Mr. Joustra's level of personal performance in 2001, the results achieved by the Corporation and the Bank, and the compensation received by other executives in the banking industry.

     VICE PRESIDENT AND TREASURER Julie E. Holland is Vice President and Treasurer of the Corporation and the Bank, and has been since April, 1997. The Corporation and the Bank have continued to make progress toward all of their goals during Ms. Holland's tenure as Vice President and Treasurer. The total compensation to Ms. Holland in 2001 is an increase of 4.00% over her total 2000 compensation. It is the opinion of the Board of Directors of the Corporation and the Bank that this increase represents an appropriate amount in view of Ms. Holland's level of personal performance in 2001, the results achieved by the Corporation and the Bank, and the compensation received by other executives in the banking industry.

                            Members of the Committee

                            William Almroth (Chairman)
                            Margo Lane
                            Arie Leegwater
                            Robert J. Turner
                            Paul Van Ostenbridge

            ANNUAL MANAGEMENT COMPENSATION AND ALL OTHER COMPENSATION

         The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation awarded to, earned by, or paid to the President and Chief Executive Officer, the Vice President/Sr. Commercial Loan Manager, and the Vice President/Treasurer whose individual remuneration exceeded $100,000.

                                          SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION                LONG TERM COMPENSATION AWARDS
                              ---------------------------    ---------------------------------------------------
                                                                               SECURITIES
                                                                               UNDERLYING
                                                             RESTRICTED          OPTIONS/       ALL OTHER ANNUAL
    NAME &                             SALARY      BONUS        STOCK             SARS           COMPENSATION
PRINCIPAL POSITION            YEAR       ($)         ($)       AWARD(S)           (#)                ($)
------------------            ----     -------     ------    ----------        ----------       ----------------
                                                     (1)                                             (2)
Paul Van Ostenbridge          2001     175,500     28,843           0                 0             27,045
President and Chief           2000     168,500     25,350           0             2,205             26,668
Executive Officer             1999     162,000     23,815           0             2,084             26,200

                                                     (1)                                             (3)
M. Bernard Joustra            2001      93,000     10,934           0                 0             18,147
Vice President and Sr.        2000      89,600      9,820           0               551             17,520
Commercial Loan Manager       1999      86,200      9,171           0               521             18,016

                                                     (1)                                             (3)
Julie E. Holland              2001      79,300      9,369           0                 0             11,582
Vice President and            2000      76,300      7,990           0               551             12,036
Treasurer                     1999      73,300      7,972           0               521              9,456

----------

     NOTES

     (1) Includes bonuses earned through the Executive Compensation Plan and accrued during 2001, 2000 and 1999, which were paid in the first quarter of the following calendar years.

     (2) Includes the imputed value of personal use of Bank automobile, life insurance premium, Bank matching contributions to its 401(k) Plan, Profit Sharing Plan, Group Term Life Insurance and Long Term Disability, and the Bank's portion for medical and vision insurance contributions.

     (3) Includes the inputed value of personal car allowance, Bank matching contributions to its 401(k) Plan, Profit Sharing Plan, Group Term Life Insurance and Long Term Disability, and the Bank's portion for medical and vision insurance contributions.

                               OPTIONS/SARS GRANTS

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     No options were exercised by any executive officers of the Corporation during the fiscal year ended December 31, 2001. The following table sets forth for the named executive officers of the Corporation, the number of unexercised options held at December 31, 2001, and the potential value thereof based on the closing per share sales price of the Corporation's common stock of $19.25 on December 31, 2001.


                                   Number of Securities     Value of Unexercised
                                  Underlying Unexercised       In-the-Money
                                   Options at FY-End (#)     Options at FY-End

                                     Exercisable (E)          Exercisable (E)
     Name                           Unexercisable (U)        Unexercisable (U)
     ----                         ----------------------   ---------------------
Paul Van Ostenbridge ............       4,037 (E)              $118,658 (E)
                                        6,661 (U)               $40,380 (U)

M. Bernard Joustra ..............       3,783 (E)               $31,779 (E)
                                        1,847 (U)               $11,505 (U)

Julie E. Holland ................       3,673 (E)               $30,776 (E)
                                        1,847 (U)               $11,505 (U)

     EMPLOYEE STOCK OPTION PLAN The Corporation maintains the Stewardship Financial Corporation 1995 Stock Option Plan (the "Employee Plan"). Under the Employee Plan 82,047 shares of Common Stock have been reserved for issuance. Employees of the Corporation, the Bank, and any subsidiaries that the Corporation may incorporate or acquire are eligible to participate in the Employee Plan. The Personnel Committee manages the Employee Plan and selects participants from the eligible employees. No options granted under the Employee Plan may be exercised more than 10 years after the date of its grant. The purchase price for shares of Common Stock subject to options under the Plan may not be less than 100% of the fair market value on the date such options are granted.

     EMPLOYEE STOCK PURCHASE PLAN The Corporation maintains the Stewardship Financial Corporation 1995 Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan 91,163 shares of Common Stock are reserved for issuance. Shares acquired under the Purchase Plan may be obtained, at the discretion of the Corporation, from the authorized but unissued shares of Common Stock or from the open market. Employees of the Corporation, the Bank and any subsidiaries which the Corporation may incorporate or acquire who work at least 20 hours per week are eligible to participate in the Purchase Plan. Shares are purchased for participants through payroll deductions in a maximum amount of 10% of a participant's total compensation per pay period. Eligible employees must notify the Bank of their participation in the Purchase Plan and the amount of payroll deductions that will be applied to purchase shares for them. The funds contributed by each participant are used to purchase shares of Common Stock at 95% of the fair market value.


     PROPOSAL #2 -- AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION
                 TO AUTHORIZE 2,500,000 SHARES OF A NEW CLASS OF
                          "BLANK CHECK" PREFERRED STOCK

GENERAL

     On February 19, 2002, the Board of Directors unanimously approved an amendment to Article V of the Corporation's Certificate of Incorporation to authorize 2,500,000 shares of a new class of "blank check" preferred stock. The Corporation currently has 5,000,000 shares of authorized Common Stock, but is not authorized to issue preferred stock.

     Under the proposed amendment, the Corporation will have a total of 7,500,000 authorized shares of which 5,000,000 shares are Common Stock and 2,500,000 shares are preferred stock, which generally could be issued by the Board of Directors without further shareholder approval. Under the proposed amendment, the Board of Directors will have the right to establish classes or series of preferred stock and to determine the relative rights, preferences and limitations of each new class or series, including dividend or interest rights, conversion rights, voting rights, redemption prices, maturity dates and similar matters.

     The full text of the proposed amendment is attached to this proxy statement as Appendix A. The description of the amendment is qualified in its entirety by reference to Appendix A.

PURPOSE OF THE PROPOSAL

     The purpose of this amendment is to maximize the Corporation's ability to expand its capital. Although the Corporation has no agreements, commitments or plans at this time for the sale or other use of additional shares of stock, the Board of Directors believes that the proposed authorization to issue Common Stock and preferred stock will provide the Corporation with increased flexibility in generating additional capital, achieving future acquisitions and meeting its corporate needs. If the issuance of shares is deemed advisable in connection with raising additional capital, or future acquisitions, having the authority to issue the additional shares would avoid the time delay and expense of a special shareholders' meeting to authorize the issuance of Common Stock or preferred stock. No further action or authorization by the Corporation's shareholders would be necessary prior to issuance of such stock, except as may be required for a particular transaction by applicable law or regulation.

     The preferred stock that would be authorized by this amendment is referred to as "blank check" preferred stock. The term "blank check" preferred stock refers to stock for which the designation, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions are determined by the board of directors of a corporation. If this proposal is approved, the Board of Directors will be entitled to authorize the creation and issuance of 2,500,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Board of Directors, and no further authorization will be required from the Corporation's shareholders.

POSSIBLE ADVERSE EFFECTS OF THE PROPOSAL

     The issuance of the preferred stock or additional Common Stock may have certain adverse effects upon the current holders of Common Stock. Issuance of shares of preferred stock could affect the voting rights of holders of Common Stock if any classes or series of preferred stock had disproportionately high voting rights, or had voting rights with respect to particular matters. Holders of the Corporation's Common Stock will not have pre-emptive rights with respect to the preferred stock or additional Common Stock. The issuance of additional Common Stock, either directly or through issuance of a class or series of preferred stock convertible into or redeemable for Common Stock, would increase the number of shares of Common Stock outstanding, thereby diluting the percentage ownership of existing shareholders, as well as possibly diluting book value per share and/or earnings per share. Shares of preferred stock generally will be preferred to Common Stock as to dividend rights and distributions in the event of liquidation.

POSSIBLE ANTI-TAKEOVER EFFECTS OF THE PROPOSAL

     The authorization or issuance of Common Stock or blank check preferred stock may be viewed as being an "anti-takeover" device. In the event of a proposed merger, tender offer or other attempt to gain control of the Corporation that the Board of Directors does not believe to be in the best interests of the Corporation or its shareholders, the Board of Directors may issue additional Common Stock or preferred stock which could make any such takeover attempt more difficult to complete. Blank check preferred stock may also be used in connection with the issuance of a shareholder rights plan (sometimes called a poison pill). The Board of Directors has not approved any plan to issue any Common Stock or preferred stock for this or any other purpose. The Board of Directors does not intend to issue any Common Stock or preferred stock except on terms that the Board of Directors deems to be in the best interest of the Corporation and its shareholders.

VOTE REQUIRED FOR ADOPTION OF THE PROPOSAL

     In accordance with the New Jersey Business Corporation Act and the Corporation's Certificate of Incorporation, the affirmative vote of a majority of those shares of Common Stock voting on this proposal is required to adopt the amendment to the Certificate of Incorporation.

RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the amendment to the Certificate of Incorporation included in Proposal #2.

         PROPOSAL #3 --AMENDMENT OF THE COMPANY'S 1995 STOCK OPTION PLAN
                   TO PERMIT OPTIONS TO BE GRANTED THEREUNDER
                   TO ALL FULL-TIME EMPLOYEES OF THE COMPANY

GENERAL

     The 1995 Stock Option Plan provides for the grant of non-statutory options and incentive stock options to executive officers and other key employees of the Corporation with the title of Vice President or higher. The Corporation reserved 82,046 shares of Common Stock for issuance under the 1995 Stock Option Plan and as of the Record Date, approximately 45,587 shares are available for future grants under such plan. The exercise price of the options granted under the 1995 Stock Option Plan will not be less than 100% of the fair market value of the shares of Common Stock on the date of grant of these options. In general, options granted under the 1995 Stock Option Plan will have a term of ten years.

     On or about December, 1998, the Board of Directors approved an amendment to the 1995 Stock Option Plan to permit all executive officers and other key employees of the Corporation, including those who do not have the title of Vice President or higher, to receive option grants under such plan.

     On February 19, 2002, the Board of Directors approved a second amendment to the 1995 Stock Option Plan to permit all full-time employees of the Corporation to receive option grants under such plan. The full text of the proposed amendment is attached to this Proxy Statement as Appendix B. The description of the amendment is qualified in its entirety by reference to Appendix B.

PURPOSE OF THE PROPOSAL

     The Board of Directors believes this amendment will enhance the Corporation's ability to attract, retain and motivate employees of exceptional quality and is in the best interest of the stockholders.

FEDERAL TAX CONSEQUENCES OF THE 1995 STOCK PLAN

     The following is intended only as a general summary of the federal income tax consequences in connection with options granted under the 1995 Stock Option Plan. All tax matters discussed in this Proxy Statement should be verified with a tax consultant.

     The grant of an incentive stock option will have no immediate tax consequences to the optionee or to the Corporation. The exercise of an incentive stock option by the payment of cash to the Corporation will generally have no immediate tax consequences to the optionee (except that the spread between the exercise price and the fair market value of the stock upon exercise of the option is an adjustment in computing alternative minimum taxable income) or to the Corporation. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the exercise price paid for the shares. In such case, no deduction will be allowable to the Corporation in connection with the grant or exercise of the incentive stock option or the subsequent sale of shares of Common Stock acquired pursuant to such exercise.

     If, however, the optionee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the optionee will recognize ordinary income (and the Corporation will generally be entitled to a deduction) equal to the excess of the fair market value for the shares of the Common Stock on the date of the exercise over the exercise price (or the proceeds of the disposition, if less). The optionee will also realize capital gain to the extent, if any, that the amount realized upon the sale exceeds the fair market value for the shares of Common Stock on the date of the exercise. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

     The grant of a stock option other than an incentive stock option (a "non-qualified stock option") will have no immediate tax consequences to the optionee or to the Corporation. Upon the exercise of a non-qualified stock option, the optionee will generally recognize ordinary income (and the Corporation will generally be entitled to a deduction) in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of the exercise of the option over the exercise price. The optionee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

     Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of a non-qualified stock option, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as capital gain or loss. If the shares are held for more than one year, such capital gain or loss will be long-term capital gain or loss.

VOTE REQUIRED FOR ADOPTION OF THE PROPOSAL

     The affirmative vote of the holders of a majority of the Common Stock represented at the Annual Meeting is required for the approval of this proposal.

RECOMMENDATION

     The Board of Directors unanimously recommends that stockholders vote FOR approval of the second amendment to the Company's 1995 Stock Option Plan included in Proposal #3.

                  OTHER MATTERS RELATING TO EXECUTIVE OFFICERS
                                  AND DIRECTORS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e. corporations or organizations for which they serve as officers or directors, or in which they have beneficial ownership interests of 10% or more). These loans have all been made in the ordinary course of banking business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectability or present other unfavorable features.

     The Corporation and the Bank retained the law firm of Hanse and Hanse as general counsel in 2001 and expect to continue to retain Hanse and Hanse as general counsel in 2002. Director William C. Hanse is a partner of the firm. During 2001, the Corporation and the Bank paid fees of approximately $21,600 to Hanse and Hanse.

     The Corporation and the Bank hired Arie Leegwater Associates for general maintenance of all of its branch offices and the construction of its Pequannock branch in 2001. Arie Leegwater, proprietor of Arie Leegwater Associates, is a Director and Chairman of the Board. In 2001 the Corporation and the Bank paid Arie Leegwater Associates a total of $8,068 and expects to continue its relationship with this firm during 2002.

     The Corporation and the Bank purchase insurance through The Turner Group, an insurance brokerage owned by Robert J. Turner, a Director and Corporate Secretary of the Corporation and the Bank. In 2001, the Corporation and the Bank paid insurance premiums of $108,779 to The Turner Group.

     The Corporation and the Bank hired William Van Der Eems, Inc. for general maintenance of all of its branch offices and the construction of its Pequannock branch in 2001. William Vander Eems, President of William Van Der Eems, Inc., is a Director. In 2001 the Corporation and the Bank paid William Van Der Eems, Inc. a total of $98,357 and expects to continue its relationship with this firm during 2002.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulation of the Securities and Exchange Commission to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, a Form 5 filing was not required for those persons. The Corporation believes that, during the fiscal year ended December 31, 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.

FAMILY RELATIONSHIPS

     There are no family relationships among any of the directors or executive officers.

INDEPENDENT AUDITORS

     Based on the recommendation of the Audit Committee, the Board of Directors of the Corporation and the Bank have selected KPMG, LLP as the independent public accountants for the Corporation and the Bank for the fiscal year ending 2002. KPMG, LLP has acted as the Corporation's and the Bank's independent public accountants for the years ended December 31, 1996 through 2001.

     KPMG, LLP has advised the Corporation that one or more of its representatives will be present at the Annual Meeting to make a statement, if they so desire, and to respond to appropriate questions.

AUDIT FEES

     The aggregate fees billed for professional services by KPMG, LLP in connection with the audit of the annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Corporation's quarterly filings with the Securities and Exchange Commission were $57,000.00.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no aggregate fees billed for professional services by KPMG, LLP in connection with professional services involving financial information and implementation fees.

ALL OTHER FEES

     In addition to fees filled for audit services and the interim reviews of the financial statements for 2001, KPMG, LLP billed the Corporation $21,000.00 which was substantially for tax compliance services.

     The Audit Committee has considered whether the provision of non-audit services covered in the preceding two paragraphs is compatible with maintaining the independence of KPMG, LLP.

SHAREHOLDER PROPOSALS

     Proposals of shareholders to be included in the Corporation's 2003 proxy material must be received by the Secretary of the Corporation at its principal executive offices on or prior to December 9, 2002, in order to be included in the Corporation's Proxy Statement and form of proxy relating to the 2003 Annual Meeting of Shareholders. Pursuant to amended SEC Rule 14a-4 (c) (1) the Corporation shall exercise discretionary voting authority to the extent conferred by Proxy with respect to shareholder proposals received after February 22, 2003.

OTHER MATTERS

     The Board of Directors is not aware of any other matters that may come before the Annual Meeting; however, in the event such other matters come before the meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

FORM 10-KSB

     We will furnish, without charge to each person solicited and to each beneficial owner of our securities, on the written request of such person, a copy of our annual report on Form 10-KSB. Requests should be directed to Mrs. Ellie King, Assistant Secretary, Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, NJ 07432-1405; telephone number 201-444-7100 or 877-844-BANK.

                                         By Order of the Board of Directors

                                         ROBERT J. TURNER
                                         -----------------
                                         Corporate Secretary

April 8, 2002

Appendix A

                  ARTICLE V OF THE CERTIFICATE OF INCORPORATION
                           AS PROPOSED TO BE AMENDED:

     The proposed amendment will change Article V of the Certificate of Incorporation to read in its entirety as follows:


                                  CAPITAL STOCK

     (a) The total authorized capital stock of the Corporation shall be 7,500,000 shares, consisting of 5,000,000 shares of Common Stock and 2,500,000 shares of Preferred Stock, which may be issued, in one or more classes or series. The shares of Common Stock shall constitute a single class and shall be without nominal or par value. The shares of Preferred Stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series, adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specified par value per share, in which event all of the shares of such class or series shall have the par value per share so specified.

     (b) The Board of Directors of the Corporation is expressly authorized from time to time to adopt and to cause to be executed and filed without further approval of the shareholders amendments to this Certificate of Incorporation authorizing the issuance of one or more classes or series of Preferred Stock for such consideration as the Board of Directors may fix. In an amendment authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:

     (1) The distinctive designation of the class or series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in that class or above the total shares authorized herein) from time to time by action of the Board of Directors;

     (2) The dividend rate on the shares of the class or series, whether dividends will be cumulative, and, if so, from what date or dates;

     (3) The price or prices at which, and the terms and conditions on which, the shares of the class or series may be redeemed at the option of the Corporation;

     (4) Whether or not the shares of the class or series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

     (5) Whether or not the shares of the class or series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (6) The rights of the shares of the class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (7) Whether or not the shares of the class or series will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock or Common Stock ranking junior to the shares of the class or series;

     (8) Whether the class or series will have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

     (9) Any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that class or series.


            ARTICLE V OF THE CERTIFICATE OF INCORPORATION AT PRESENT:

     Article V of the Certificate of Incorporation presently reads as set forth below:


                                  CAPITAL STOCK

     The Corporation is authorized to issue 5,000,000 shares of Common Stock

APPENDIX B

       SECTION 4 OF THE 1995 STOCK OPTION PLAN AS PROPOSED TO BE AMENDED:

     The proposed amendment will change Section 4 of the 1995 Stock Option Plan to read in its entirety as follows:

          All full-time employees of the Corporation (including executive officers and key employees who are directors) shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible employees, and the Committee shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify, as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code.

                                 REVOCABLE PROXY
                       STEWARDSHIP FINANCIAL CORPORATION

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 7, 2002

The undersigned hereby appoints Bartel Leegwater, Paul Rultenberg and Ralph Wiegers, with full power of substitution, as proxy for the undersigned to attend the annual meeting of shareholders of Stewardship Financial Corporation (the "Corporation"), to be held at the Corporation's office at 630 Godwin Avenue, Midland Park, New Jersey 07432 on May 7, 2002, at 7:00 p.m., or any adjournment thereof, and to vote the number of shares of Common Stock of the Corporation that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:



                                             -----------------------------------
           Please be sure to sign and date   Date
            this Proxy in the box below.
--------------------------------------------------------------------------------


------- Stockholder sign above ---------- Co-holder (if any) sign above---------


                                                         With-      For all
                                                  For     hold      Except
1. To vote for the following nominees for         [ ]     [ ]        [ ]
   election as directors:

   William C. Hanse, Margo Lane, Arie Leegwater, John L. Steen


INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name on the line provided below.

--------------------------------------------------------------------------------


                                                  For   Against    Abstain
2. Approval of an amendment to the                [ ]     [ ]        [ ]
   Corporation's Certificate of
   Incorporation to authorize 2,500,000
   shares of a new class of "blank check"
   preferred stock.

                                                  For   Against    Abstain
3. Approval of an amendment to the                [ ]     [ ]        [ ]
   Corporation's 1995 Stock Option Plan
   to permit options to be granted thereunder to all full-time employees of the Corporation.

The Proxy will vote as specified herein or, if a choice is not specified, he will vote "FOR" the proposals set forth above.

This Proxy is solicited by the Board of Directors of the Corporation.

When shares are held by two or more persons as joint tenants, both or all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
    DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.


                       STEWARDSHIP FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

------------------------------------

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